Exhibit No. EX-99.1

All the directors and officers of the James & Agnes Kim Foundation, Inc. (the
"Kim Foundation") are members of the family of James J. Kim, including Susan Y.
Kim, the Secretary. Accordingly, the Kim Foundation might be expected to vote the shares of common stock of the issuer held by the Kim Foundation in concert with the James J. Kim family; James J. Kim and Agnes C. Kim (husband and wife);
and Susan Y. Kim, David D. Kim and John T. Kim (children of James and Agnes
Kim), and the David D. Kim Trust of 12/31/87, the John T. Kim Trust of 12/31/87,
the Susan Y. Kim Trust of 12/31/87, and the Trusts of Susan Y. Kim dated 4/16/98 for the benefit of Alexandra Panichello, Jacqueline Panichello and Dylan
Panichello (children of Susan Y. Kim) Irrevocable Deed of Trust of James J. Kim
for Jacqueline Mary Panichello dated 10/3/94, Irrevocable Deed of Trust of James
J. Kim for Alexandra Kim Panichello dated 12/24/92, Irrevocable Deed of Trust of
James J. Kim for Dylan James Panichello dated 10/15/01, Irrevocable Deed of
Trust of James J. Kim for Allyson Lee Kim dated 10/15/01, Irrevocable Deed of
Trust of James J. Kim for Jason Lee Kim dated 11/17/03, Irrevocable Deed of
Trust of James J. Kim f/b/o Children of David D. Kim dated 11/11/05, James J.
Kim 2008 Trust FBO Alexandra Kim Panichello and Descendants dated 2/5/08, James
J. Kim 2008 Trust FBO Jacqueline Mary Panichello and Descendants dated 2/5/08,
James J. Kim 2008 Trust FBO Dylan James Panichello and Descendants dated 2/5/08,
James J. Kim 2008 Trust FBO Descendants of John T. Kim dated 2/5/08, James J.
Kim 2008 Trust FBO Descendants of David D. Kim dated 2/5/08, James J. Kim 2008
Qualified Annuity Trust dated 11/14/08 and 915 Investments LP dated 4/1/09. The group composed of such members of the family of James J. Kim may be deemed to beneficially own more than 10% of the outstanding voting securities of the issuer. The reporting person states that the filing of this Form 4 Report shall not be deemed an admission that the reporting person is the beneficial owner of the reported securities owned by the members of the James J. Kim family, for the purpose of Section 16 of the Securities Exchange Act of 1934, as amended, or for any other purpose.